Morgan Stanley Institutional Fund Trust -
Limited Duration Portfolio
Item 77O- Transactions effected pursuant to Rule 10f-3

Securities Purchased:  Metropolitan Life Global
Funding 2.000% due 4/14/2020
Purchase/Trade Date:	  4/7/2015
Offering Price of Shares: $99.561
Total Amount of Offering:  $750,000,000
Amount Purchased by Fund: $550,000
Percentage of Offering Purchased by Fund: .073
Percentage of Fund's Total Assets: .50
Brokers:  Merrill Lynch, Pierce, Fenner &
Smith, Inc., Barclays Capital Inc., Citigroup
Global Markets Inc., Deutsche Bank Securities
Inc., J.P. Morgan Securities LLC, Morgan
Stanley & Co. LLC, Blaylock Beal Van, Drexel
Hamilton, Mischler Financial Group, Wells
Fargo Securities, LLC
Purchased from: Merrill Lynch
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  AT&T Inc. 2.450% due
6/30/2020
Purchase/Trade Date:	  4/23/2015
Offering Price of Shares: $99.949
Total Amount of Offering:  $3,000,000,000
Amount Purchased by Fund: $2,400,000
Percentage of Offering Purchased by Fund: .080
Percentage of Fund's Total Assets: 1.12
Brokers:  Barclays Capital Inc., Citigroup
Global Markets Inc., J.P. Morgan Securities
LLC, RBC Capital Markets, LLC, Mizuho
Securities USA Inc., Merrill Lynch, Pierce,
Fenner & Smith Inc., BNP Paribas Securities
Corp., Morgan Stanley & Co. LLC, Credit
Suisse Securities (USA) LLC, US Bancorp
Investments, Inc., Wells Fargo Securities, LLC,
Deutsche Bank Securities Inc., Goldman, Sachs
& Co., UBS Securities LLC, Santander
Investment Securities Inc., TD Securities (USA)
LLC, C.L. King & Associates, Inc., Comerica
Securities, Inc., Loop Capital Markets LLC,
Siebert Brandford Shank & Co., LLC,
CastleOak Securities, LP, Samuel A. Ramirez &
Company, Inc., The Williams Capital Group, LP
Purchased from: JP Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Abbvie Inc. 2.500% due
5/14/2020
Purchase/Trade Date:	  5/5/2015
Offering Price of Shares: $99.590
Total Amount of Offering:  $3,750,000,000
Amount Purchased by Fund: $575,000
Percentage of Offering Purchased by Fund: .015
Percentage of Fund's Total Assets: .53
Brokers:  Barclays Capital Inc., Deutsche Bank
Securities Inc., BNP Paribas Securities Corp.,
HSBC Securities (USA) Inc., SG Americas
Securities, LLC, Credit Suisse Securities (USA)
LLC, Mizuho Securities USA Inc., Santander
Investment Securities Inc., Standard Chartered
Bank, The Williams Capital Group, LP , DNB
Markets Inc., Lloyds Securities Inc., RBC
Capital Markets, LLC, Merrill Lynch, Pierce,
Fenner & Smith Inc., Morgan Stanley & Co.
LLC, Mitsubishi UFJ Securities (USA), Inc.,
U.S. Bancorp Investments, Inc., Wells Fargo
Securities, LLC
Purchased from: Deutsche Bank
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Marathon Oil Corp
2.700% due 6/1/2020
Purchase/Trade Date:	  6/1/2015
Offering Price of Shares: $99.783
Total Amount of Offering:  $600,000,000
Amount Purchased by Fund: $550,000
Percentage of Offering Purchased by Fund:
0.092
Percentage of Fund's Total Assets: 0.51
Brokers:  J.P. Morgan Securities LLC, Morgan
Stanley & Co. LLC, Citigroup Global Markets
Inc., Mizuho Securities USA Inc., Scotia Capital
(USA) Inc., DNB Markets, Inc., Goldman,
Sachs & Co., HSBC Securities (USA) Inc.,
Mitsubishi UFJ Securities (USA), Inc., PNC
Capital Markets LLC, RBC Capital Markets,
LLC, SG Americas Securities, LLC, U.S.
Bancorp Investments, Inc., BNY Mellon Capital
Markets, LLC, Lloyds Securities Inc., Loop
Capital Markets LLC, SMBC Nikko Securities
America, Inc., Standard Chartered Bank, Fifth
Third Securities, Inc.
Purchased from: JP Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Bank of Nova Scotia
1.700% due 6/11/2018
Purchase/Trade Date:	  6/4/2015
Offering Price of Shares: $99.953
Total Amount of Offering:  $850,000,000
Amount Purchased by Fund: $550,000
Percentage of Offering Purchased by Fund:
0.065
Percentage of Fund's Total Assets: 0.51
Brokers:  Scotia Capital (USA) Inc., Barclays
Capital Inc., Merrill Lynch, Pierce, Fenner &
Smith Inc., Citigroup Global Markets Inc., UBS
Securities LLC, Wells Fargo Securities, LLC,
Goldman, Sachs & Co., HSBC Securities (USA)
Inc., BNP Paribas Securities Corp., Deutsche
Bank Securities Inc., J.P. Morgan Securities
LLC, Morgan Stanley & Co. LLC
Purchased from: Scotia Capital
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Energy Transfer Partners
LP 2.500% due 6/15/2018
Purchase/Trade Date:	  6/18/2015
Offering Price of Shares: $99.946
Total Amount of Offering:  $650,000,000
Amount Purchased by Fund: $575,000
Percentage of Offering Purchased by Fund: .088
Percentage of Fund's Total Assets: .53
Brokers:  Deutsche Bank Securities Inc.,
Mitsubishi UFJ Securities (USA), Inc., Wells
Fargo Securities, LLC, DNB Markets Inc.,
Merrill Lynch, Pierce, Fenner & Smith Inc.,
Barclays Capital Inc., Credit Suisse Securities
(USA) LLC, Goldman, Sachs & Co., J.P.
Morgan Securities LLC, Mizuho Securities
USA Inc., Morgan Stanley & Co. LLC,
SunTrust Robinson Humphrey, Inc., U.S.
Bancorp Investments, Inc., Comerica Securities,
Inc., Natixis Securities Americas LLC, PNC
Capital Markets LLC
Purchased from: Deutsche Bank
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 United Health Group Inc.
2.700% due 7/15/2020
Purchase/Trade Date:	  7/20/2015
Offering Price of Shares: $99.940
Total Amount of Offering: $1,500,000,000
Amount Purchased by Fund: $500,000
Percentage of Offering Purchased by Fund: .033
Percentage of Fund's Total Assets: .47
Brokers: JP Morgan, Barclays, BofA Merrill
Lynch, Citigroup, Morgan Stanley, UBS
Investment Bank, BNY Mellon Capital Markets,
LLC, Credit Suisse, Deutsche Bank Securities,
Goldman Sachs & Co., US Bancorp, Wells
Fargo Securities
Purchased from: JP Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Bank of Montreal
1.800% due 7/31/2018
Purchase/Trade Date:	  7/28/2015
Offering Price of Shares: $99.863
Total Amount of Offering: $750,000,000
Amount Purchased by Fund: $475,000
Percentage of Offering Purchased by Fund:
..063
Percentage of Fund's Total Assets: .44
Brokers:  BMO Capital Markets, BofA Merrill
Lynch, Goldman Sachs & Co., Wells Fargo
Securities, Citigroup, Credit Agricole CIB,
Deutsche Bank Securities, JP Morgan, Morgan
Stanley, HSBC, Lloyds Securities, Societe
Generale
Purchased from: Merrill Lynch
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Automatic Data
Processing Inc. 2.250% due 9/15/2020
Purchase/Trade Date:	 9/8/2015
Offering Price of Shares: $99.911
Total Amount of Offering: $1,000,000,000
Amount Purchased by Fund: $350,000
Percentage of Offering Purchased by Fund: .008
Percentage of Fund's Total Assets: .33
Brokers:  Bofa Merrill Lynch, Citigroup,
Morgan Stanley, Wells Fargo Securities,
Barclays, Deutsche Bank Securities, MUFG,
BMO Capital Markets, Mizuho Securities, PNC
Capital Markets LLC, RBC Capital Markets,
Lloyds Securities, Societe Generale, The
Williams Capital Group, L.P., BNY Mellon
Capital Markets LLC, KeyBanc Capital
Markets, SunTrust Robinson Humphrey, BB&T
Capital Markets, Scotiabank, TD Securities,
UMB Financial Services Inc., RBS
Purchased from: JP Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Gilead Sciences Inc.
2.550% due9/1/2020
Purchase/Trade Date:	  9/9/2015
Offering Price of Shares: $99.820
Total Amount of Offering: $2,000,000,000
Amount Purchased by Fund: $500,000
Percentage of Offering Purchased by Fund: .025
Percentage of Fund's Total Assets: .48
Brokers:  BofA Merrill Lynch, JP Morgan, BNP
Paribas, Citigroup, Morgan Stanley, Wells
Fargo, Barclays, Deutsche Bank Securities,
MUFG, BMO Capital Markets, Mizuho
Securities, PNC Capital Markets LLC, RBC
Capital Markets, Lloyds Securities, Societe
Generale, The Williams Capital Group LLC,
BNY Mellon Capital Markets LLC, KeyBanc
Capital Markets, SunTrust Robinson Humphrey,
BB&T Capital Markets LLC, Scotiabank, TD
Securities, UMB Financial Services Inc., RBS
Purchased from: JP Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Biogen IDEC Inc.
2.900% due 9/15/2020
Purchase/Trade Date:	  9/10/2015
Offering Price of Shares: $99.792
Total Amount of Offering: $1,500,000,000
Amount Purchased by Fund: $250,000
Percentage of Offering Purchased by Fund: .017
Percentage of Fund's Total Assets: .24
Brokers:  Goldman Sachs & Co., BofA Merrill
Lynch, JP Morgan, Morgan Stanley, Credit
Suisse, Deutsche Bank Securities, MUFG,
HSBC, Mizuho Securities, US Bancorp
Purchased from: Goldman Sachs
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Hewlett Packard
Enterprise Co. 3.600% due 10/15/2020
Purchase/Trade Date:	 9/30/2015
Offering Price of Shares: $99.725
Total Amount of Offering: $2,500,000,000
Amount Purchased by Fund: $400,000
Percentage of Offering Purchased by Fund: .013
Percentage of Fund's Total Assets: .38
Brokers:  Citigroup, Goldman Sachs & Co., J.P.
Morgan, BofA Merrill Lynch, Deutsche Bank
Securities, BNP Paribas, Mizuho Securities,
ANZ Securities, Barclays, Credit Suisse, ING,
Morgan Stanley, RBC Capital Markets, Societe
Generale, Wells Fargo Securities, Credit
Agricole CIB, KeyBanc Capital Markets,
Santander, Standard Chartered Bank, US
Bancorp, Blaylock Beal Van LLC, Loop Capital
Markets, MFR Securities Inc., Ramirez & Co
Inc., The Williams Capital Group
Purchased from: Goldman Sachs
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.